UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

Oculus Innovative Sciences, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33216	68-0423298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1129 N. McDowell Blvd.
Petaluma, CA 94954
 (Address of Principal Executive Offices) (Zip Code)

(707) 782-0792
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. (the “Company”) was held on September 13, 2010.  Proxies were solicited pursuant to the Company’s proxy statement filed on July 29, 2010 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of the Company’s common stock entitled to vote at the Annual Meeting was 26,277,458. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 18,426,337. Each share of common stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders were asked (i) to elect two Class II directors, nominated by the Board of Directors, to serve until the 2013 Annual Meeting or until their successors are duly elected and qualified; (ii) to approve the adoption of the 2010 Stock Incentive Plan; and (iii) to ratify the appointment of Marcum LLP as its independent registered public accounting firm. The voting results reported below are final.

Proposal 1 – Election of Directors

Gregg Alton and Jay Birnbaum were duly elected as the Class II directors. The results of the election were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Gregg Alton	9,491,493	756,811	12,285,720
Jay Birnbaum	9,730,727	517,577	12,285,720

Proposal 2 – Approval of the 2010 Stock Incentive Plan

The election resulted in 82.25% of the votes cast “For” approval of the Plan, 15.20% of the votes cast “Against” approval of the Plan, and 2.55% of the votes cast to “Abstain.”  Despite overwhelming approval of the Plan based on votes cast solely on Proposal 2, the 2010 Stock Incentive Plan was not approved because the Company’s Amended and Restated Bylaws require that more than half of the shares of common stock present or represented by valid proxy at the Annual Meeting vote to approve the Plan.  Due to the large number of votes submitted by brokers on Proposal 3 that are not permitted to vote on Proposal 2, the Company did not receive sufficient overall votes on Proposal 2 to pass Proposal 2.  Consequently, although 82.25% of votes cast on Proposal 2 were “FOR” approval of the Plan, it only received 45.75% of the votes cast “FOR” the Plan when adding in broker non-votes cast on Proposal 3.   The results of the election were as follows:

FOR	AGAINST	ABSTAIN
8,429,273	1,557,663	261,368

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The appointment of Marcum, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011 was ratified. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN
17,544,691	255,121	626,525

Item 8.01.	Other Events.

The Company has entered into a Continuous Offering Program Agreement, dated as of September 3, 2010, with Rodman & Renshaw, LLC, under which the Company may sell up to an aggregate of 2,000,000 shares of its common stock from time to time through Rodman & Renshaw, LLC, as its agent for the offer and sale of the common stock. The Company is not obligated to sell any or all of the shares of common stock. Consistent with the instructions that may be delivered from time to time by the Company, Rodman and Renshaw, LLC may sell the common stock (i) in “at the market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on the NASDAQ Capital Market, the existing trading market for the common stock, or on any other available market, or sales made to or through a market maker, and/or (ii) in privately negotiated transactions, subject to the Company’s prior approval.

The common stock is to be sold on a daily basis or otherwise as shall be agreed to by the Company and Rodman & Renshaw, LLC on any day that (i) is a trading day for the NASDAQ Capital Market, (ii) the Company has instructed Rodman & Renshaw to make such sales, and (iii) the Company has satisfied the customary closing conditions. The Company will designate the maximum number of shares to be sold by Rodman & Renshaw daily and the minimum price per share at which such shares may be sold.

Upon instruction from the Company, and subject to the terms and conditions of the Continuous Offering Program Agreement, Rodman & Renshaw, LLC has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such shares up to the amount specified on such terms. The Company will pay Rodman & Renshaw, LLC a commission equal to 2% of the gross proceeds of the sales price of all common stock sold through it as sales agent under the Continuous Offering Program Agreement. The Company has also agreed to reimburse certain of Rodman & Renshaw’s legal fees and other expenses, in the amount of $50,000, payable upon the first sale of shares pursuant to the Continuous Offering Program Agreement. Additionally, Rodman & Renshaw, LLC shall have the right to act as co-manager of any public offering of securities or co-placement agent of any private placement of equity or equity-linked securities (excluding warrants issued in conjunction with any non-convertible debt, equity compensation to officers, directors or consultants, shares issued upon exercise of warrants or options, shares issued for trade payable or services, or any transaction with gross proceeds less than $250,000), until July 31, 2011.

The foregoing description of the Continuous Offering Program Agreement does not purpose to be complete and is qualified in its entirety by reference to the full text of the Continuous Offering Program Agreement, filed as Exhibit 10.1 to this report.

Exhibits

10.1	Continuous Offering Program Agreement, dated September 3, 2010 between Oculus Innovative Sciences, Inc. and Rodman & Renshaw, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS INNOVATIVE SCIENCES, INC.

Date: September 17, 2010	By:	/s/ Hojabr Alimi
Hojabr Alimi Chairman of the Board and Chief Executive Officer